EXHIBIT 10.10

THE MANITOWOC COMPANY, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated the            day of            , 20     (the “Grant Date”), is granted by THE MANITOWOC COMPANY, INC. (the “Company”) to [Name of Employee], an employee of the Company (“Employee”) pursuant to the Company’s 2003 Incentive Stock and Awards Plan (the “Plan”).

WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its shareholders for the Employee to obtain or increase the Employee’s stock ownership interest in the Company in order that the Employee will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable.

WHEREAS, the Compensation and Benefits Committee of the Board of Directors of the Company (the “Committee”) has authorized the grant of shares of the Common Stock of the Company (“Stock”) to the Employee, subject to the restrictions provided herein.

NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein set forth, the Company and the Employee mutually covenant and agree as follows:

1.             Award of Restricted Stock.  Subject to the terms and conditions of this Agreement, Employee is granted {INSERT NUMBER OF SHARES} shares of Stock (hereinafter such shares are referred to as the “Restricted Shares”).

2.             Restricted Shares.  Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

a.             Forfeiture Restrictions.  To the extent provided in paragraph b., but subject to the remaining provisions of this paragraph a., the Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, and shall be forfeited by the Employee for no consideration in the event of the Employee’s termination of employment from the Company for any reason other than death, Disability (as hereinafter defined) or Retirement (as hereinafter defined).  The foregoing prohibition against transfer and the obligation to forfeit and surrender the Restricted Shares upon termination of employment are herein referred to as the “Forfeiture Restrictions.”  Notwithstanding the foregoing, the Employee may transfer Restricted Shares prior to the lapse of Forfeiture Restrictions, only to (i) the Employee’s spouse, children or grandchildren (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a partnership in which such Immediate Family Members are the only partners.  The transfer will be effective only if the Employee receives no consideration for such transfer.  Subsequent transfers of transferred Restricted Shares are prohibited except transfers to those persons or entities to which the Employee could have transferred such Awards, or transfers otherwise in accordance with this paragraph a.  Any attempted transfer not permitted under this Section shall be null and void and have no legal effect.  The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of the Restricted Shares.

b.             Lapse of Forfeiture Restrictions.  Subject to paragraph c., the Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with the following schedule, provided that Employee has been continuously employed by the Company from the Grant Date through the applicable lapse date: {SELECT THE APPROPRIATE ALTERNATIVE(S) BELOW}

{ALTERNATIVE 1—the Forfeiture Restrictions shall lapse on {INSERT LAPSE DATE – MUST BE A LEAST THREE YEARS FROM GRANT DATE}.

{ALTERNATIVE 2—the Forfeiture Restrictions shall lapse as to {INSERT NUMBER} Restricted Shares on {INSERT FIRST LAPSE DATE – MUST BE A LEAST THREE YEARS FROM GRANT DATE }  and the restrictions that apply to the remaining Restricted Stock Shares shall lapse or expire on {INSERT OPTION DATE}.

{ALTERNATIVE 3—the Forfeiture Restrictions shall lapse as to Restricted Shares according to the following vesting schedule {INSERT VESTING SCHEDULE WITH VESTING PERCENTAGES AND VESTING DATE OR SERVICE REQUIREMENTS – FIRST VESTING MUST BE A LEAST THREE YEARS FROM GRANT DATE}.

{ALTERNATIVE 4 – the Forfeiture Restrictions shall lapse as to {INSERT NUMBER OF RESTRICTED SHARES} upon the satisfaction of the following Performance Goals: {INSERT PERFORMANCE GOALS—SEE SECTION 12(r) OF THE PLAN}.

If the Employee takes an approved unpaid leave of absence from the Company, the Committee may, in its sole discretion, extend the lapse date(s) to take into account the period(s) during which the Employee was not actively employed by the Company.  The Committee, in its sole discretion, may accelerate the lapse date(s) for all or any portion of an Employee’s Restricted Shares under such terms as the Committee deems appropriate upon termination of employment for any reason other than for Cause (as hereinafter defined).

c.             Immediate Lapse of Forfeiture Restrictions.  In the event of (i) the Employee’s termination of employment from the Company by reason of death, Disability (as hereinafter defined), or Retirement (as hereinafter defined), the Forfeiture Restrictions shall immediately lapse as to any Restricted Shares which are subject to such restrictions on the date of such termination of employment, as applicable.

d.             Adjustments and Change of Control.  The number and type of shares subject to this Agreement may be adjusted, or this Agreement may be assumed, cancelled or otherwise changed, in the event of certain transactions, as provided in Section 11 of the Plan.  Upon a change of control, as defined in the Plan, the Employee shall have the rights specified in Section 11 of the Plan.

e.             Definitions.  When used herein, the following terms shall have the meanings ascribed as follows:

i.              “Cause” means termination of employment as a result of (i) the failure of the Employee to perform or observe any of the material terms or provisions of any written employment agreement between the Employee and the Company or its subsidiaries or, if no written agreement exists, the gross dereliction of the Employee’s duties with respect to the Company; (ii) the failure of the Employee to comply fully with the lawful directives of the Board of Directors of the Company or its subsidiaries, as applicable, or the officers or supervisory employees to whom the Employee is reporting; (iii) the Employee’s dishonesty, misconduct, misappropriation of funds, or disloyalty or disparagement of the Company, any of its subsidiaries, or its management or employees; or (iv) other proper cause determined in good faith by the Committee.  Notwithstanding the foregoing, if the Employee is subject to a written agreement with the Company or its subsidiaries that contains a definition of “cause” that is different than the definition provided herein, the definition of “cause” in such other agreement shall apply in lieu of the definition provided herein.

ii.             “Disability” means permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

iii.            “Retirement” means termination of employment from the Company and its subsidiaries on or after reaching the earlier of age sixty (60) or the first of the month following the date on which the Participant’s attained age plus years of service with the Company and its subsidiaries equal eighty (80).

3.             Certificate.  While a Restricted Share remains subject to any Forfeiture Restrictions, the Company may, at the Committee’s discretion, issue one or more certificates representing such Restricted Share, with an appropriate restrictive legend, and/or maintain possession of the certificate representing the Restricted Share (with or without a legend) and/or take any other action that the Committee deems necessary or advisable to enforce the limitations under this Agreement.  The following is an example of an appropriate legend:

The sale or other transfer of the shares of Stock represented by this certificate, whether voluntary or by operation of law, is subject to certain restrictions set forth in a Restricted Stock Agreement, dated as of                 , 20    , by and between

The Manitowoc Company, Inc. and the registered owner hereof.  A copy of such Agreement may be obtained from the Secretary of The Manitowoc Company, Inc.

After (i) the Forfeiture Restrictions have lapsed with respect to a Restricted Share, and (ii) the receipt by the Company from the Employee of the certificate with legend representing such Restricted Share (if such a certificate had been issued to the Employee), the Company will deliver to the Employee a certificate representing such Restricted Share, free of any legend pertaining to any Forfeiture Restrictions, and such Restricted Share shall thereupon be free of all Forfeiture Restrictions other than those imposed by law.  Notwithstanding the foregoing, the Company shall not be required to deliver any fractional share of Company stock but may pay, in lieu thereof, the Fair Market Value (determined as of the date that the restrictions lapse) of such fractional share of Company stock, to the Employee or the Employee’s estate, as the case may be.

4.             Transfer After Lapse of Restrictions.  To the extent the Forfeiture Restrictions have lapsed, the Restricted Shares shall thereafter be transferable by the Employee, subject to the terms of any Shareholder’s Agreement then in effect, provided that the Employee agrees for himself and his heirs, legatees and legal representatives, with respect to all shares of Stock acquired pursuant to the terms and conditions of this Agreement (or any shares of Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor),

a.             that the Employee and the Employee’s heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to a registration statement filed by the Company that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), or except in a transaction which is determined by counsel to the Company to be exempt from registration under the Act and any applicable state securities laws; and

b.             to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.

5.             Voting Rights, Dividends and Other Distributions. Following the issuance of the Restricted Shares under Paragraph 3 and while the Restricted Shares are subject to the Forfeiture Restrictions of Paragraph 2, the Employee shall be entitled to:

a.             exercise full voting rights with respect to such Restricted Shares, and

b.             receive all dividends or distributions paid with respect to such Restricted Shares.  If any such dividends or distributions are paid in shares of Stock, such shares shall be subject to the same restrictions as the Restricted Shares with respect to which they were paid.

Notwithstanding the foregoing, no dividends or distributions shall be payable to the Employee with respect to, and the Employee shall not have the right to vote the Restricted Shares with respect to, record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which the Employee has forfeited the Restricted Shares.

6.             Withholding of Tax.  To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Employee for federal or state income tax purposes, the Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

7.             Powers of Company Not Affected.  The existence of this Agreement or the Restricted Shares herein granted shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

8.             Employment.  The granting of Restricted Shares under this Agreement shall not be construed as granting to the Employee any right with respect to continued employment by the Company.  Any question as to whether and when there has been a termination of Employee’s employment with the Company shall be determined by the Committee and its determination shall be final.

9.             Interpretation.  As a condition of the granting of the Restricted Shares, the Employee agrees for himself and his legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive.

10.           Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the Company its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  This Agreement shall be binding upon, and inure to the benefit of the Employee, the Employee’s legal representatives and heirs.  This Agreement may not be assigned by the Employee, and any attempted assignment shall be null and void and of no legal effect.

11.           Amendment or Modification.  Except as otherwise provided herein, no term or provision of this Agreement may be modified or amended except as provided in Section 9 of the Plan.

12.           Governing Law.  This Agreement shall be governed by the internal laws of the state of Wisconsin as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.  Any legal action or proceeding with respect to the Plan or this option may only be brought and determined in a court sitting in the County of Manitowoc, or the Federal District Court for the Eastern District of Wisconsin.  The Company may require that the action or proceeding be determined in a bench trial.

ALL PARTIES ACKNOWLEDGE THAT THE RESTRICTED SHARES ARE GRANTED UNDER AND PURSUANT TO THE PLAN, WHICH SHALL GOVERN ALL RIGHTS, INTERESTS, OBLIGATIONS, AND UNDERTAKINGS OF BOTH THE COMPANY AND THE EMPLOYEE.  IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PROVISIONS OF THE PLAN AND THE PROVISIONS OF THIS AGREEMENT, THE PROVISIONS OF THE PLAN SHALL CONTROL.  ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Employee has hereunto affixed the Employee’s hand as of the day and year first above written.

THE MANITOWOC COMPANY, INC.
(the “Company”)

By:

Name:

Title:

EMPLOYEE:

[Name of Employee]